UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

FORM 8-K

___________

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (Date of Earliest Event Reported):   March 5, 2012

DEYU AGRICULTURE CORP.

(Exact name of registrant as specified in Charter)

Nevada	333-160476	80-0329825
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

8th Floor, Block 8, Aolinjiatai Building

1 Kehuiqian Street

Chaoyang District, Beijing

The People’s Republic of China 10086

(Address of Principal Executive Offices)

Tel: +861052241802

 (Issuer Telephone number)

 N/A

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02 Termination of a Material Definitive Agreement.

On January 10, 2011, Deyu Agriculture Corp., a Nevada corporation (the “Company”) filed a Current Report on Form 8-K with the U.S. Securities and Exchange Commission, which included a copy of that certain employment agreement, effective January 10, 2011, by and between the Company and the Company’s former Chief Financial Officer, Mr. Charlie Lin (the “Employment Agreement”). On February 3, 2012, the Company provided a 30-day notice of termination to Mr. Lin whereby Mr. Lin was relieved of his duties as Chief Financial Officer of the Company effective February 3, 2012, and whereby Mr. Lin’s employment as Chief Financial Officer and the Employment Agreement shall terminate on March 5, 2012 (the “Termination”). The Company is filing this Current Report on Form 8-K to disclose the effectiveness of the Termination on March 5, 2012.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As set forth in Item 1.02 above, effective February 3, 2012, the Board of Directors of the Company relieved Mr. Charlie Lin of his duties as Chief Financial Officer of the Company and Mr. Lin’s employment as Chief Financial Officer and his Employment Agreement terminated on March 5, 2012.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DEYU AGRICULTURE CORP.

Date: March 7, 2012	By:	/s/ Jianming Hao
Jianming Hao Chief Executive Officer

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